As filed with the Securities and Exchange Commission on November 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MERCK & CO., INC.

(Exact Name of Registrant As Specified in Its Charter)

ONE MERCK DRIVE

P.O. BOX 100

WHITEHOUSE STATION, NEW JERSEY 08889-0100

(Address of Principal Executive Offices)

NEW JERSEY	22-1918501
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

MERCK SHARP & DOHME CORP. 2007 INCENTIVE STOCK PLAN

MERCK & CO., INC. 2006 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

MERCK SHARP & DOHME CORP. 2004 INCENTIVE STOCK PLAN

MERCK SHARP & DOHME CORP. 2001 INCENTIVE STOCK PLAN

MERCK SHARP & DOHME CORP. 1996 INCENTIVE STOCK PLAN

MERCK & CO., INC. 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

MERCK & CO., INC. 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

ROSETTA INPHARMATICS, INC. 2000 STOCK PLAN

ROSETTA INPHARMATICS, INC. 1997 STOCK PLAN

CELIA A. COLBERT

Senior Vice President, Secretary & Assistant General Counsel

MERCK & CO., INC.

One Merck Drive

Whitehouse Station, New Jersey 08889-0100

(Name and Address of Agent for Service)

(908) 423-1000

(Telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)
Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan Common Stock, par value $0.50 per share	203,439,000 shares (1)(3)	$28.39	$5,775,633,210	$322,281
Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan Common Stock, par value $0.50 per share	1,085,000 shares (1)(3)	$28.39	$30,803,150	$1,719
Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan Common Stock, par value $0.50 per share	65,830,000 shares (3)	$28.39	$1,868,913,700	$104,286
Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan Common Stock, par value $0.50 per share	91,110,000 shares (3)	$28.39	$2,586,612,900	$144,333
Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan Common Stock, par value $0.50 per share	227,000 shares (3)	$28.39	$6,444,530	$360
Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan Common Stock, par value $0.50 per share	37,000 shares (3)	$28.39	$1,050,430	$59
Rosetta Inpharmatics, Inc. 2000 Stock Plan Common Stock par value $0.50 per share	60,000 shares (3)	$28.39	$1,703,400	$96
Rosetta Inpharmatics, Inc. 1997 Stock Plan Common Stock, par value $0.50 per share	46,000 shares (3)	$28.39	$1,305,940	$73

1	This Registration Statement covers, in part, 46,170,555 shares of Merck & Co., Inc. common stock, par value $0.50 per share (“Common Stock”) with respect to the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan and 775,000 shares of Common Stock with respect to the Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan that were unsold (the “Unsold Shares”) as of the date of the closing of the Transactions, as defined below, and previously registered by Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.) prior to the Transactions on two Registration Statements on Form S-8 (Registration Numbers 333-139562 and 333-139561, respectively) both filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2006. Filing fees associated with the Unsold Shares that were previously paid in connection with the prior filings include $215,394 with respect to the Unsold Shares under the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan and $3,616 with respect to the Unsold Shares under the Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, such unutilized filing fee may be applied to the filing fee payable pursuant to the Registration Statement. Accordingly, the additional fees currently due with respect to the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan amount to $106,887; and no additional fee is currently due with respect to the 2006 Non-Employee Directors Stock Option Plan. Concurrently with the filing of this Registration Statement, Merck Sharp & Dohme Corp. is filing post-effective amendments to the two December 21, 2006 Registration Statements in connection with the deregistration of the Unsold Shares with respect to the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan and the 2006 Non-Employee Directors Stock Option Plan.

2	Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Merck & Co., Inc., formerly Schering-Plough Corporation, Common Stock, on October 30, 2009, as reported on the New York Stock Exchange.

3	In addition, pursuant to Rule 416, this registration statement shall also cover additional Common Stock that may become issuable under the applicable plan by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration that results in an increase in the number of the Registrant’s outstanding Common Stock.

EXPLANATORY STATEMENT

Merck & Co., Inc., formerly Schering-Plough Corporation, (“New Merck,” the “Registrant” or the “Company”) is the continuing public company resulting from the mergers (together, the “Transactions”) completed on November 3, 2009 of Merck & Co., Inc. a New Jersey corporation (“Old Merck”) and Schering-Plough Corporation, a New Jersey corporation (“Schering-Plough”). In the Transactions, Old Merck was merged into a subsidiary of Schering-Plough. Schering-Plough changed its name to Merck & Co., Inc. and Old Merck changed its name to Merck Sharp & Dohme Corp. This Registration Statement on Form S-8 is filed by the Registrant, relating to 361,834,000 shares of Common Stock issuable to eligible employees of the Registrant pursuant to (a) awards assumed by the Registrant granted under the Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan, Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan, Merck Sharp & Dohme Corp. 1996 Incentive Stock Plan, Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan, Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan, Rosetta Inpharmatics, Inc. 2000 Stock Plan and Rosetta Inpharmatics, Inc. 1997 Stock Plan; and (b) awards assumed by the Registrant and any awards granted following the Transactions granted under the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan and the 2006 Non-Employee Directors Stock Option Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, as filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009, and September 30, 2009;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 20, 2009, February 3, 2009, March 9, 2009, March 11, 2009, April 21, 2009, July 21, 2009, July 24, 2009, September 3, 2009, October 22, 2009, and November 4, 2009;

(d)	The information contained in the Registrant’s Proxy Statement dated April 24, 2009 for its Annual Meeting of Shareholders held on May 18, 2009; and

(e)	The description of the Registrant’s Common Stock, contained in Item 8.02 of the Registrant’s Current Report on Form 8-K dated November 4, 2009, and any amendment or report filed for the purpose of updating such description.

The following documents, as filed by Old Merck (IRS Employer Identification Number 22-1109110) with the SEC, are incorporated by reference in this Registration Statement:

(a)	Old Merck’s Current Report on Form 8-K filed by Old Merck on May 20, 2009;

(b)	Old Merck’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, excluding Items 6, 7, 8 and the Notes to the Consolidated Financial Statements which are all superseded by information included in the Form 8-K filed by Old Merck on May 20, 2009;

(c)	Old Merck’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2009, June 30, 2009, and September 30, 2009;

(d)	Old Merck’s Current Reports on Form 8-K filed on February 11, 2009, February 24, 2009 (as amended on May 4, 2009), March 2, 2009, March 9, 2009, March 10, 2009, May 12, 2009, May 20, 2009, June 22, 2009, June 25, 2009, July 1, 2009, July 31, 2009, September 21, 2009 and October 22, 2009; and

(e)	The information contained in Old Merck’s Proxy Statement dated March 13, 2009 for its annual meeting of shareholders held on April 28, 2009.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any information that is furnished but that is deemed not to have been filed) prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently fled document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock will be passed upon for the Company by Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of the Company. Ms. Colbert is eligible to participate in the 2007, 2004, 2001 and 1996 Incentive Stock Plans and holds stock options to purchase Common Stock as well as shares of restricted stock and other equity-based incentive awards.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

The Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

(a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

(b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 8.	EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Exhibit

5.1*	Opinion of Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel of Registrant.

15.1*	Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23.2*	Consent of Deloitte & Touche LLP, independent auditors for the Merck/Schering-Plough Cholesterol Partnership.

23.3*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.

23.4*	Consent of Celia A. Colbert (included in Exhibit 5.1).

24.1*	Certified Resolution of Board of Directors.

24.2*	Powers of Attorney (granted by officers Clark, Kellog, and Canan and directors Brun, Cech, Clark, Jacobson, Kelley, Kidder, Represas, Russo, Shenk, Thier, Thompson and Wendell).

24.3*	Powers of Attorney (granted by directors Glocer, Goldstone, Harrison, Lazarus, Tatlock, and Weeks).

99.1	Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.2	Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.3	Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.4	Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

Exhibit Number	Exhibit

99.5	Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.6	Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.7*	Rosetta Inpharmatics, Inc. 2000 Stock Plan.

99.8*	Rosetta Inpharmatics, Inc. 1997 Stock Plan.

*	Filed herewith

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i) and (1)(ii) of his section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitehouse Station, State of New Jersey on the 3rd day of November, 2009.

MERCK & CO., INC.

By:	*
Richard T. Clark
Chairman, President and Chief Executive Officer

By:	/S/ CELIA A. COLBERT
Celia A. Colbert
Senior Vice President, Secretary and Assistant General Counsel
(Attorney-in-Fact)

*	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Richard T. Clark	Chief Executive Officer and President; Principle Executive Officer; Director	November 3, 2009

* Peter N. Kellogg	Executive Vice President and Chief Financial Officer	November 3, 2009

* John Canan	Senior Vice President and Controller	November 3, 2009

* Leslie A. Brun	Director	November 3, 2009

* Thomas R. Cech, Ph.D.	Director	November 3, 2009

* Thomas H. Glocer	Director	November 3, 2009

* Steven F. Goldstone	Director	November 3, 2009

* William B. Harrison, Jr.	Director	November 3, 2009

* Harry R. Jacobson, M.D.	Director	November 3, 2009

* William N. Kelley, M.D.	Director	November 3, 2009

Signature	Title	Date

* C. Robert Kidder	Director	November 3, 2009

* Rochelle B. Lazarus	Director	November 3, 2009

* Carlos E. Represas	Director	November 3, 2009

* Patricia F. Russo	Director	November 3, 2009

* Thomas E. Shenk, Ph.D.	Director	November 3, 2009

* Anne M. Tatlock	Director	November 3, 2009

* Samuel O. Thier, M.D.	Director	November 3, 2009

* Craig B. Thompson, M.D.	Director	November 3, 2009

* Wendell P. Weeks	Director	November 3, 2009

* Peter C. Wendell	Director	November 3, 2009

•	Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of Registrant.

15.1*	Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.

23.2*	Consent of Deloitte & Touche LLP, independent auditors for the Merck/Schering-Plough Cholesterol Partnership.

23.3*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.

23.4*	Consent of Celia A. Colbert (included in Exhibit 5.1).

24.1*	Certified Resolution of Board of Directors.

24.2*	Powers of Attorney (granted by officers Clark, Kellogg, and Canan and directors Brun, Cech, Clark, Jacobson, Kelley, Kidder, Represas, Russo, Shenk, Thier, Thompson and Wendell).

24.3*	Powers of Attorney (granted by directors Glocer, Goldstone, Harrison, Lazarus, Tatlock, and Weeks).

99.1	Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.2	Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.3	Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.4	Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.5	Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.6	Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.7*	Rosetta Inpharmatics, Inc. 2000 Stock Plan.

99.8*	Rosetta Inpharmatics, Inc. 1997 Stock Plan.

*	filed herewith